NEWS
                                                Delta and Pine Land Company
                                                P.O. Box 157
                                                Scott, Mississippi 38772
__________________________________________________________________________

Contact: Investors                          Media
         Tom Jagodinski                     Jonathan Gasthalter/Amy Cohen
         Delta and Pine Land Company        Citigate Sard Verbinnen
         662-742-4518                       212-687-8080

               DELTA AND PINE LAND COMPANY ANNOUNCES FIRST QUARTER
                          FISCAL 2006 OPERATING RESULTS

                          Acquires Indian Seed Company

          Provides 2006 Earnings Guidance of $1.10 to $1.20 Per Share,
              After Certain Litigation Expenses of $0.10 Per Share
                -------------------------------------------------

         SCOTT, MS, January 6, 2006 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL" or the "Company"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced results for its first quarter ended November 30, 2005. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth fiscal quarters.
         After charges of $0.02 per diluted share related to Pharmacia/Monsanto litigation expenses and $0.01 per diluted share related to recording the cumulative effect of a change in accounting for stock options upon initial adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-based Payment ("SFAS 123R"), net loss for the 2006 first quarter was $0.27 per diluted share, an increase from last year's first quarter net loss of $0.12 per diluted share. In the prior year first quarter, Pharmacia/Monsanto litigation expenses were $0.03 per diluted share and there was no cumulative effect of a change in accounting principle.
         Revenues were $9.8 million in the 2006 first quarter, compared to $17.5 million recorded in the year-ago quarter. The revenue decrease was attributable to international operations, particularly in South America and Australia. Sales volumes in South America were lower, primarily due to a reduction in the cotton acreage planted in Brazil. Sales volumes in Australia were impacted by increased competition. Results were also impacted in the first quarter of 2006 by increased spending on research and development activities related to new technologies from Monsanto, Syngenta and DuPont, higher professional services fees related to litigation (other than the Pharmacia/Monsanto lawsuit), and stock-based compensation costs.

Indian Acquisition

         D&PL also announced that it has acquired Vikki's Agrotech Pvt. Ltd., an Indian cottonseed company. Vikki's has licenses to Monsanto's Bollgard(R) and Bollgard II(R) technologies for India as well as rights to commercialize Bt genes from another party. Subject to regulatory approvals being received, Vikki's may commercialize Bollgard(R) hybrids in India in 2006. The Company continues to consider other acquisition opportunities in the Indian market. D&PL has also established a research program in Northern India to develop products for the Punjab region of both India and Pakistan.
         Tom Jagodinski, President and Chief Executive Officer, said, "We are very pleased with the acquisition of Vikki's, which further expands our international presence, providing D&PL with a platform in the Indian cottonseed market. This transaction further builds on our expansion efforts in India and will enable the Company to launch additional research initiatives in India."
         Mr. Jagodinski continued, "In addition, we continue to introgress the second generation Monsanto insect resistant and herbicide tolerance traits into our most elite material. We expect to launch as many as eight new varieties containing these technologies in 2006 and expect to have enough seed to plant approximately 1,500,000 acres with seed containing these new traits. Moreover, we continue to dedicate resources to the development of the traits we have licensed from Syngenta and DuPont, which are expected to be launched later this decade.

Share Repurchase Program
         From September 1, 2005 through December 31, 2005, D&PL repurchased 320,000 shares at an aggregate purchase price of approximately $7.6 million under the June 30, 2005, share repurchase program. The Company expects to repurchase shares under this plan over time and through a variety of methods, which generally will include open market purchases. The timing and amount of repurchases under this program will depend on market conditions, legal restrictions and other factors.

2006 Earnings Outlook

         For the fiscal year 2006, D&PL expects to report earnings per diluted share in the range of $1.10 to $1.20, after charges of $0.10 per diluted share related to its lawsuit against Pharmacia and Monsanto. The Company reported earnings of $1.08 per diluted share in fiscal 2005, after a reduction of $0.07 per diluted share related to Pharmacia/Monsanto litigation expenses. The 2006 guidance takes into consideration additional revenues expected to be derived from higher technology fees from Monsanto's new traits and seed mix changes, partially offset by additional costs related to product development and the launch of new technologies from Monsanto, costs related to the development of Dupont and Syngenta technologies, expenses related to share-based compensation and sales and marketing expenses.
          Earnings are significantly affected by planted cotton acreage in the U.S. Based on current market conditions (primarily commodity prices and the cost of inputs), the Company expects cotton plantings in the U.S. to remain constant with or to increase slightly over 2005 plantings of 14.2 million acres, especially in areas east of Texas. The Company's earnings guidance is based on cotton acreage that is flat with 2005 as well as assumptions regarding the maintenance of our market share and product/sales mix targets being met.

Conference Call

         D&PL will hold a conference call this morning at 11:00 a.m. EST/ 10:00 a.m. CST to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 3792188. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from noon EST/ 11:00 a.m. CST on Friday, January 6, 2006 through midnight EST/ 11:00 p.m. CST on Friday, January 13, 2006 by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 3792188.

About Delta and Pine Land Company

         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.
                                      # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                                    November 30,        November 30,
                                                                                        2005                2004
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                       $         9,825     $        17,454
COST OF SALES                                                                                6,663               8,421
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                 3,162               9,033
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                  5,605               4,430
   Selling                                                                                   3,398               3,066
   General and administrative                                                                6,119               4,539
                                                                                  -----------------   ------------------
                                                                                            15,122              12,035
                                                                                  -----------------   ------------------
OPERATING LOSS                                                                             (11,960)             (3,002)

INTEREST INCOME, NET                                                                         1,028                 458
OTHER EXPENSE, NET                                                                          (1,203)             (1,507)
EQUITY IN NET LOSS OF AFFILIATE                                                               (814)               (738)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                                 (832)             (2,336)
                                                                                  -----------------   ------------------

LOSS BEFORE INCOME TAXES                                                                   (13,781)             (7,125)
INCOME TAX BENEFIT                                                                          (4,488)             (2,808)
                                                                                  -----------------   ------------------

LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                          (9,293)             (4,317)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                                            (358)                  -
                                                                                  -----------------   ------------------

NET LOSS                                                                                    (9,651)             (4,317)

DIVIDENDS ON PREFERRED STOCK                                                                  (160)               (128)
                                                                                  -----------------   ------------------
NET LOSS APPLICABLE TO COMMON SHARES                                               $        (9,811)    $        (4,445)
                                                                                  =================   ==================

BASIC AND DILUTED NET LOSS PER SHARE, BEFORE
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                             $        (0.26)     $         (0.12)
                                                                                  =================   ==================

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                             $        (0.01)     $             -
                                                                                  =================   ==================

BASIC AND DILUTED NET LOSS PER SHARE                                               $        (0.27)     $         (0.12)
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC AND DILUTED NET
LOSS PER SHARE CALCULATIONS                                                                36,074               38,544
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $          0.15     $           0.12
                                                                                  =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                           November 30,          August 31,          November 30,
                                                                               2005                 2005                 2004
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                 $        61,148      $        93,075      $       121,222
Receivables, net                                                                   13,596              228,800               15,332
Inventories                                                                        66,222               26,625               62,039
Prepaid expenses                                                                    1,503                1,874                1,547
Deferred income taxes                                                               6,372                6,305                6,598
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          148,841              356,679              206,738

PROPERTY, PLANT AND EQUIPMENT, NET                                                 60,409               60,158               62,299
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                           4,183                4,183                4,183
INTANGIBLES, net                                                                    5,999                5,960                5,489
OTHER ASSETS                                                                        1,562                1,446                1,608
DEFFERED INCOME TAXES                                                              10,563               10,758                7,600
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                              $       231,557      $       439,184      $       287,917
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable                                                             $         8,300      $        10,078      $        11,318
Accounts payable                                                                   25,767               18,218               22,955
Accrued expenses                                                                   39,135              221,824               29,735
Income taxes payable                                                                3,898               12,893                2,377
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                     77,100              263,013               66,385
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                      3,363                7,271               11,001
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   5,709                4,877                6,563
                                                                         ------------------   -----------------    -----------------
DEFERRED COMPENSATION                                                                 403                    -                    -
                                                                         ------------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
   Series A Junior Participating Preferred, par value $0.10
            per share; 501,989, 456,989, 456,989 shares authorized;
            no shares issued or outstanding;                                            -                    -                    -
   Series M  Convertible  Non-Voting  Preferred,  par  value
            $0.l0  per share; 1,066,667 shares authorized, issued and
            outstanding                                                               107                  107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
            40,944,440, 40,928,929 and 40,247,696 shares issued;
            35,900,334, 36,099,823 and 38,580,230 shares outstanding                4,094                4,093                4,025
Capital in excess of par value                                                     82,694               81,640               66,127
Retained earnings                                                                 184,542              199,742              167,734
Accumulated other comprehensive loss                                               (4,060)              (4,305)              (2,306)
Treasury stock, at cost; 5,044,106, 4,829,106 and 1,667,466 shares               (122,395)            (117,254)             (31,719)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        144,982              164,023              203,968
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $       231,557      $       439,184      $       287,917
                                                                         ==================   =================    =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                            November 30,        November 30,
                                                                               2005                 2004
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                               $        (9,651)     $        (4,317)
   Adjustments to reconcile net loss to net cash used in
   operating activities:
       Depreciation and amortization                                                2,155                2,226
       Loss (gain) on sale of assets                                                   28                  (10)
       Equity in net loss of affiliate                                                814                  738
       Foreign exchange gain                                                         (183)                (106)
       Accretion of debt discount                                                     113                  194
       Minority interest in earnings of subsidiaries                                  832                2,336
       Stock-based compensation expense                                               660                    -
       Change in deferred income taxes                                                123                3,209
       Cumulative effect of accounting change                                         555                    -
       Changes in assets and liabilities:
              Receivables                                                         215,141              169,892
              Inventories                                                         (39,469)             (31,778)
              Prepaid expenses                                                        373                  371
              Intangibles and other assets                                           (242)                (254)
              Accounts payable                                                      7,410               (1,194)
              Accrued expenses                                                   (182,843)            (158,203)
              Income taxes                                                         (8,990)              (6,397)
                                                                         ------------------   -----------------
              Net cash used in operating activities                               (13,174)             (23,293)
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (2,350)              (1,781)
  Sale of investments and property                                                     23                   12
  Investment in affiliate                                                            (700)                (800)
                                                                         ------------------   -----------------
              Net cash used in investing activities                                (3,027)              (2,569)
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                      (5,800)                   -
  Dividends paid                                                                   (5,549)              (4,757)
  Minority interest in dividends paid by subsidiary                                     -                 (359)
  Payments to acquire treasury stock                                               (5,141)                   -
  Proceeds from exercise of stock options                                             231                1,675
                                                                         ------------------   -----------------
              Net cash used in financing activities                               (16,259)              (3,441)
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                            533                  938

NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (31,927)             (28,365)
CASH AND CASH EQUIVALENTS, August 31                                               93,075              149,587
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, November 30                                    $        61,148      $       121,222
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the three months for:
      Interest, net of capitalized interest                               $             -      $             -
      Income taxes paid/(refunded)                                        $        $3,437      $          (128)

   Non-cash financing activities:
      Tax benefit of stock option exercises                               $            12      $           211

